Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On December 5, 2022, Roth CH Acquisition IV Co., a Delaware corporation (“ROCG”), Roth IV Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of ROCG (“Merger Sub”), and Tigo Energy, Inc., a Delaware corporation (“Legacy Tigo”), entered into an Agreement and Plan of Merger, as amended on April 6, 2023 (the “Merger Agreement”), pursuant to which, among other transactions, on May 23, 2023 (the “Closing Date”), Merger Sub merged with and into Legacy Tigo (the “Merger”), with Legacy Tigo surviving the Merger as a wholly-owned subsidiary of ROCG (the Merger, together with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the closing of the Business Combination (the “Closing”), ROCG changed its name to “Tigo Energy, Inc.” (sometimes referred to herein as “New Tigo”).

ROCG is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 combines the historical balance sheet of ROCG as of March 31, 2023 with the historical unaudited condensed consolidated balance sheet of Legacy Tigo as of March 31, 2023 on a pro forma basis as if the Business Combination and the other related events contemplated by the Merger Agreement, summarized below, had been consummated on March 31, 2023.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 combines the historical statement of operations of ROCG for the three months ended March 31, 2023 with the historical unaudited condensed consolidated statement of operations and comprehensive income of Legacy Tigo for the three months ended March 31, 2023 on a pro forma basis as if the Business Combination and the other related events contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 presents the historical consolidated statement of operations combines the historical statement of operations of ROCG for the year ended December 31, 2022 with the historical consolidated statement of operations of Legacy Tigo for the year ended December 31, 2022 on a pro forma basis as if the Business Combination and the other related events contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2022.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and accompanying notes:

●	the historical financial statements of ROCG as of and for the three months ended March 31, 2023 and year ended December 31, 2022;

●	the historical unaudited condensed consolidated financial statements of Legacy Tigo as of and for the three months ended March 31, 2023 and the historical audited financial statements of Legacy Tigo as of and for the year ended December 31, 2022; and

●	other information relating to ROCG and Legacy Tigo included in this Form 8-K.

The unaudited pro forma condensed combined financial information should also be read together with the disclosure set forth in Item 2.01 of the Current Report on Form 8-K, including the subsection entitled section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Current Report on Form 8-K.

Description of the Business Combination

Upon the consummation of the Business Combination, all holders of Legacy Tigo common stock received shares of New Tigo’s common stock at a deemed value of $10.00 per share after giving effect to the exchange ratio of 0.233335 shares of New Tigo common stock per share of Legacy Tigo common stock (the “Exchange Ratio”), resulting in an estimated 58,144,543 shares of New Tigo’s common stock to be immediately issued and outstanding, and all holders of Legacy Tigo Options have the right to receive an estimated 3,673,922 shares to be reserved for the potential future issuance of New Tigo’s common stock upon the exercise of New Tigo’s options based on the following events contemplated by the Merger Agreement:

●	the conversion of all outstanding shares of Legacy Tigo convertible preferred stock into shares of Legacy Tigo common stock at the then-effective conversion rate as calculated pursuant to the Legacy Tigo Charter, including net settlement of accrued dividends;

●	the conversion of each outstanding Legacy Tigo stock option, whether vested or unvested, into an option to purchase a number of shares of New Tigo common stock equal to the product of (x) the number of shares of Legacy Tigo common stock underlying such Legacy Tigo stock option immediately prior to the Closing and (y) the Exchange Ratio, at an exercise price per share equal to (A) the exercise price per share of Legacy Tigo common stock underlying such Legacy Tigo stock option immediately prior to the Closing divided by (B) the Exchange Ratio; and

●	after giving effect to the warrant exercise, each outstanding warrant to purchase Legacy Tigo stock, whether or not exercisable, will be converted into a warrant to purchase a number of shares of New Tigo common stock equal to the product of (x) the number of shares of Legacy Tigo common stock underlying such Legacy Tigo warrant immediately prior to the Closing and (y) the Exchange Ratio.

Other Related Events in connection with the Business Combination

Other related events that are contemplated to take place in connection with the Business Combination are summarized below:

●	ROCG and the Sponsors entered into the Sale and Purchase Agreement pursuant to which, immediately prior to the effective time of the Business Combination, the Sponsors will sell to Legacy Tigo 1,645,000 shares of ROCG common stock and 424,000 Private Placement Units in exchange for an amount equal to $2.3 million pursuant to the Sale and Purchase Agreement, and such purchased equity will be cancelled on the books and records of ROCG at the effective time of the Business Combination.

Accounting Treatment of the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCG was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the consolidated financial statements of New Tigo will represent a continuation of the consolidated financial statements of Legacy Tigo with the Business Combination treated as the equivalent of Legacy Tigo issuing stock for the net assets of ROCG, accompanied by a recapitalization. The net assets of ROCG will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Tigo in future reports of New Tigo.

Legacy Tigo has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Legacy Tigo’s existing stockholders will have the greatest voting interest in the combined entity with over 80% of the voting interest;

●	Legacy Tigo will have the ability to nominate the initial members of the Board of Directors of the combined entity;

●	Legacy Tigo’s senior management will be the senior management of the combined entity; and

●	Legacy Tigo is the larger entity based on historical operating activity and has the larger employee base.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New Tigo upon consummation of the Business Combination in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Tigo following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the date of this Form 8-K and are subject to change as additional information becomes available and analyses are performed. ROCG and Legacy Tigo have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the pro forma New Tigo common stock issued and outstanding immediately after the Business Combination:

	Share Ownership of New Tigo
	Pro Forma Combined
	Number of Shares	% Ownership
Tigo Stockholders(1)(2)	56,326,024	96.9%
ROCG’s public shareholders(3)(4)	432,998	0.7%
Sponsors(5)	1,385,521	2.4%
Total	58,144,543	100.0%

(1) Includes 49,410,279 shares of New Tigo common stock resulting from conversion of Legacy Tigo convertible preferred stock and net exercise of Legacy Tigo warrants at an estimated Exchange Ratio of 0.233335 pursuant to the Merger Agreement.

(2) Excludes 3,673,922 shares of New Tigo common stock issuable upon cashless exercise of Legacy Tigo options at estimated Exchange Ratio of 0.233335 pursuant to the Merger Agreement.

(3) Excludes 5,750,000 shares of New Tigo common stock issuable upon exercise of ROCG Public Warrants.

(4) Excludes 18,750 shares of New Tigo common stock issuable upon exercise of ROCG Private Warrants.

(5) Includes 118,021 shares issuable under the BCMA Termination Agreement.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

 Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2023
(in thousands)

	ROCG (Historical)	Tigo (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

Assets
Current assets:

Cash and cash equivalents	$124	$50,606	$(1,833)	A	$48,027
			4,506	B
			(5,376)	C
Marketable securities	-	5,351	-		5,351
Accounts receivable, net of allowance	-	32,359	-		32,359
Inventory, net	-	36,643	-		36,643
Deferred issuance costs	-	2,690	(2,690)	C	-
Prepaid expenses and other current assets	137	5,094	-		5,231
Total current assets	261	132,743	(5,393)		127,611
Property and equipment, net	-	2,548	-		2,548
Cash and marketable securities held in Trust Account	24,602	-	(24,602)	B	-
Operating right-of-use assets	-	2,351	-		2,351
Marketable securities	-	4,738	-		4,738
Intangible assets, net	-	2,404	-		2,404
Other assets	-	130	-		130
Goodwill	-	11,996	-		11,996
Total assets	$24,863	$156,910	$(29,995)		$151,778

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$-	$39,658	$-		$39,658
Accrued expenses and other current liabilities	949	6,727	(2,944)	C	4,732
Income taxes payable	136	-	-		136
Warranty liability, current portion	-	438	-		438
Deferred revenue, current portion	-	1,434	-		1,434
Operating lease liabilities, current portion	-	768	-		768
Total current liabilities	1,085	49,025	(2,944)		47,166
Warranty liability, net of current portion	-	4,188	-		4,188
Deferred revenue, net of current portion	-	174	-		174
Long-term debt, net of current maturities and unamortized debt issuance costs	-	49,670	-		49,670
Promissory note - related party	200	-	(200)	C	-
Operating lease liabilities, net of current portion	-	1,689	-		1,689
Preferred stock warrant liability	-	1,814	(1,814)	D	-
Other long-term liabilities	-	1,443	-		1,443
Total liabilities	1,285	108,003	(4,958)		104,330

Common stock subject to possible redemption	24,485	-	(24,485)	B	-
Convertible preferred stock	-	87,140	(87,140)	E	-
Stockholders’ equity (deficit):			-
Common stock	-	3	-	A	6
			20	E
			(17)	F
			-	G
Additional paid-in capital	88	17,055	(1,833)	A	102,733
			4,389	B
			(4,922)	C
			1,814	D
			87,120	E
			17	F
			-	G
			(995)	H
Accumulated deficit	(995)	(55,305)	995	H	(55,305)
Accumulated other comprehensive income	-	14	-		14
Total stockholders’ equity (deficit)	(907)	(38,233)	86,588		47,448
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$24,863	$156,910	$(29,995)		$151,778

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2023
(in thousands, except share and per share data)

	ROCG (Historical)	Tigo (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$-	$50,058	$-		$50,058
Cost of revenue	-	31,689	-		31,689
Gross profit	-	18,369	-		18,369
Operating expenses
Research and development	-	2,214	-		2,214
Sales and marketing	-	4,772	-		4,772
General and administrative	594	3,563	(382)	AA	3,775
Total operating expenses	594	10,549	(382)		10,761
Loss from operations	(594)	7,820	382		7,608
Other expenses (income)
Change in fair value of preferred stock warrant and contingent shares liability	-	512	(307)	BB	205
Loss on debt extinguishment	-	171	-		171
Interest income	(245)	-	245	CC	-
Interest expense	-	778	-		778
Other expense, net	-	(551)	-		(551)
Total other expenses (income), net	(245)	910	(62)		603
Income (loss) before income taxes	(349)	6,910	444		7,005
Income tax expense	62	-	-		62
Net income (loss)	$(411)	$6,910	$444		$6,943
Dividends on Series D and Series E convertible preferred stock	-	(2,152)	2,152	DD	-
Net income (loss) attributable to common stockholders	$(411)	$4,758	$2,596		$6,943
Weighted average shares outstanding, redeemable common stock	2,378,249
Net income (loss) per share, redeemable common stock	$(0.07)
Weighted average shares outstanding, non-redeemable common stock	3,336,500
Net income (loss) per share, non-redeemable common stock	$(0.07)
Weighted-average shares of common stock outstanding, basic		27,779,209			58,144,543
Weighted-average shares of common stock outstanding, diluted		47,164,531			67,962,762
Net income per share - basic		$0.02			$0.12
Net income per share - diluted		$0.01			$0.10

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2022
(in thousands, except share and per share data)

	ROCG (Historical)	Tigo (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$-	$81,323	$-		$81,323
Cost of revenue		56,552	-		56,552
Gross profit	-	24,771	-		24,771
Operating expenses
Research and development	-	5,682	-		5,682
Sales and marketing	-	10,953	-		10,953
General and administrative	1,429	9,032	(701)	AA	11,287
			1,527	EE
Total operating expenses	1,429	25,667	826		27,922
Loss from operations	(1,429)	(896)	(826)		(3,151)
Other expenses (income)
Change in fair value of preferred stock warrant liability	-	1,020	(1,020)	BB	-
Loss on debt extinguishment	-	3,613	-		3,613
Interest income	(1,646)	-	1,646	CC	-
Interest expense	-	1,494	-		1,494
Other income, net	-	(57)	-		(57)
Total other (income) expenses, net	(1,646)	6,070	626		5,050
Income (loss) before income taxes	217	(6,966)	(1,452)		(8,201)
Income tax expense	395	71	-		466
Net loss	$(178)	$(7,037)	$(1,452)		$(8,667)
Dividends on Series D and Series E convertible preferred stock	-	(6,344)	6,344	DD	-
Net income (loss) attributable to common stockholders	$(178)	$(13,381)	$4,892		$(8,667)
Weighted average shares outstanding, redeemable common stock	11,425,027
Net income (loss) per share, redeemable common stock	$(0.01)
Weighted average shares outstanding, non-redeemable common stock	3,336,500
Net income (loss) per share, non-redeemable common stock	$(0.01)
Weighted-average shares of common stock outstanding, basic and diluted		21,173,615			58,144,543
Net loss per share - basic and diluted		$(0.63)			$(0.15)

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCG will be treated as the “acquired” company and Legacy Tigo as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the consolidated financial statements of New Tigo will represent a continuation of the consolidated financial statements of Legacy Tigo with the Business Combination treated as the equivalent of Legacy Tigo issuing stock for the net assets of ROCG, accompanied by a recapitalization. The net assets of ROCG will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Legacy Tigo in future reports of New Tigo.

The unaudited pro forma condensed combined balance sheet as of March 31, 2023 gives pro forma effect to the Business Combination and the other related events contemplated by the Merger Agreement as if consummated on March 31, 2023. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2023 and year ended December 31, 2022 give pro forma effect to the Business Combination and the other related events contemplated by the Merger Agreement as if consummated on January 1, 2022, the beginning of the earliest period presented, on the basis of Legacy Tigo as the accounting acquirer.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement/prospectus:

●	the historical financial statements of ROCG as of and for the three months ended March 31, 2023 and year ended December 31, 2022;

●	the historical unaudited condensed consolidated financial statements of Legacy Tigo as of and for the three months ended March 31, 2023 and the historical audited financial statements of Legacy Tigo as of and for the year ended December 31, 2022; and

●	other information relating to ROCG and Legacy Tigo included in this Form 8-K, including the Merger Agreement and the description of certain terms thereof set forth under the section titled “BCA Proposal.”

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this Form 8-K. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to New Tigo’s additional paid-in capital and are assumed to be cash settled.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A.	Reflects Legacy Tigo’s purchase of 1,645,000 shares of ROCG common stock and 424,000 Private Placement Units from the Sponsors pursuant to the Sales and Purchase Agreement for $1.8 million after deducting $0.5 million of expenses advanced by Legacy Tigo to extend the period for ROCG to consummate a Business Combination.

B.	Reflects the liquidation and reclassification of $4.5 million of investments held in the Trust Account and cash disbursed of $20.2 million to redeem 1,945,251 shares of ROCG common stock in connection with the special meeting of stockholders held on May 18, 2023.

C.	Represents the cash disbursement for the total preliminary estimated direct and incremental transaction costs of $5.4 million incurred by ROCG and Legacy Tigo prior to, or concurrent with, the Closing.

D.	Represents the reclassification of Legacy Tigo’s convertible preferred stock warrant liability to additional paid-in capital as a result of the conversion of Legacy Tigo’s convertible preferred stock into Legacy Tigo common stock immediately prior to the Closing.

E.	Reflects the conversion of 199,145,285 shares of Legacy Tigo convertible preferred stock into 199,145,285 shares of Legacy Tigo common stock.

F.	Represents the issuance of 56,326,024 new shares of New Tigo’s common stock to holders of Legacy Tigo common stock pursuant to the Merger Agreement to effect the reverse recapitalization at the Closing including 1,258,136 shares of New Tigo’s common stock issuable to settle Legacy Tigo accruing dividends on preferred stock.

G.	Represents the issuance of 118,021 shares of New Tigo’s common stock pursuant to the BCMA Termination Letter.

H.	Reflects the elimination of ROCG’s historical accumulated deficit.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

AA.	Reflects the elimination of ROCG’s transaction expenses that would not have been incurred had the Business Combination been consummated on January 1, 2022.

BB.	Reflects the elimination of Legacy Tigo’s change in fair value of warrant liability as a result of the conversion of Legacy Tigo’s convertible preferred stock into Legacy Tigo common stock had the Business Combination been consummated on January 1, 2022.

CC.	Reflects the elimination of interest income on the ROCG Trust Account assets that would not have been earned had the Business Combination been consummated on January 1, 2022.

DD.	Reflects the elimination of Legacy Tigo’s Series D and Series E convertible preferred stock dividends as a result of the conversion of Legacy Tigo’s convertible preferred stock into Tigo common stock had the Business Combination been consummated on January 1, 2022.

EE.	Reflects stock-based compensation related to ROCG awards with a performance condition upon the occurrence of the Business Combination.

4. Pro Forma Net Income (Loss) per Share

Pro forma net income (loss) per share is calculated using the basic and diluted weighted average shares of common stock outstanding of New Tigo as a result of the pro forma adjustments. As the Business Combination is being reflected as if it had occurred on January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA COMBINED PER SHARE DATA

	Three Months Ended March 31, 2023	Year Ended December 31, 2022

(in thousands, except share and per share data)
Basic earnings (loss) per share
Pro forma net income (loss)	$6,943	$(8,667)
Weighted-average shares outstanding - basic	58,144,543	58,144,523
Basic net income (loss) per share	$0.12	$(0.15)
Diluted earnings (loss) per share
Pro forma net income (loss)	$6,943	$(8,667)
Weighted-average shares outstanding - basic	58,144,543	58,144,543
Add: shares from dilutive options and warrants	3,673,922	-
Add: shares from convertible debt	6,144,297	-
Weighted-average shares outstanding - diluted	67,962,762	58,144,543
Diluted net income (loss) per share	$0.10	$(0.15)

Pro forma diluted net income (loss) per share for the periods presented do not reflect the following potential common shares as the effect would be antidilutive:

	Three Months Ended March 31, 2023	Year Ended December 31, 2022
Common stock warrants	5,768,750	5,768,750
Stock options	-	3,673,922
Convertible debt	-	6,144,297